UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2020

Commission File Number: 1-14225

HNI Corporation

Iowa	42-0617510
(State of incorporation)	(IRS Employer No.)

600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(563) 272-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 — Financial Information

Item 2.02    Results of Operations and Financial Condition.

On April 22, 2020, HNI Corporation (the "Corporation") issued a press release announcing its financial results for its first fiscal quarter ended March 28, 2020.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02, including the attached Exhibit, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5 — Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2020, in addition to other measures being taken in response to the continuing impacts of the COVID-19 pandemic crisis, Jeff Lorenger, the Corporation's Chairman, President and Chief Executive Officer, agreed with the Board of Directors to reduce his 2020 base salary by 25%.  The 2020 base salaries of the Corporation's other named executive officers and certain other officers have been reduced by 15%. The salary reductions are effective immediately and will be re-evaluated in six months.

Section 9 — Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	April 22, 2020	By	/s/ Marshall H. Bridges
Marshall H. Bridges Senior Vice President and Chief Financial Officer